Exhibit 99.12

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: April 16, 2024

CLAIRVEST GROUP INC.

By:	/s/ Michael Wagman
Name:	Michael Wagman
Title:	President

By:	/s/ James Miller
Name:	James Miller
Title:	General Counsel & Corporate Secretary

CLAIRVEST EQUITY PARTNERS V LIMITED PARTNERSHIP, by its general partner, CLAIRVEST GP MANAGECO INC.

By:	/s/ Michael Wagman
Name:	Michael Wagman
Title:	President

By:	/s/ James Miller
Name:	James Miller
Title:	Secretary

CEP V CO-INVESTMENT LIMITED PARTNERSHIP, by its general partner, CLAIRVEST GENERAL PARTNER V L.P., by its general partner, CLAIRVEST GP (GPLP) INC.

By:	/s/ Michael Wagman
Name:	Michael Wagman
Title:	President

By:	/s/ James Miller
Name:	James Miller
Title:	Secretary

CEP V-A DMS AIV LIMITED PARTNERSHIP, by its general partner, CEP V-A DMS AIV GP INC.

By:	/s/ Michael Wagman
Name:	Michael Wagman
Title:	President

By:	/s/ James Miller
Name:	James Miller
Title:	Secretary